UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

November 29, 2021

Date of Report (Date of earliest event reported)

RAVEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

____________________________

SD	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107	Sioux Falls, SD	57117-5107
(Address of principal executive offices)		(Zip Code)

(605) 336-2750

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	RAVN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 29, 2021, Raven Industries, Inc. (the “Company”) entered into an employment agreement with Lee Magnuson, the former General Counsel and Vice President of the Company (the “Agreement”). Effective as of November 30, 2021, Magnuson will continue to be employed by the Company on a part-time basis as Senior Legal Counsel of the Company. Mr. Magnuson will receive a base salary at a weekly rate of $6,610.58. Mr. Magnuson will receive the payments described in the Retention Award Agreement with the Company, dated June 20, 2021, and, subject to his execution and nonrevocation of a release of claims in favor of the Company and CNH Industrial N.V., the payments described in the Amended and Restated Change in Control Agreement with the Company, dated June 20, 2021 (the “CIC Agreement”), except that Mr. Magnuson will receive the continued group health benefits set forth in the CIC Agreement upon a termination of Mr. Magnuson’s employment with the Company for any reason other than (i) by the Company for “cause” or (ii) a resignation by Mr. Magnuson upon less than fourteen days’ notice of such termination.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2021	RAVEN INDUSTRIES, INC.

	By:	/s/ Nicole Freesemann
Nicole Freesemann
Vice President of Human Resources